EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 (No. 333-196108) of CNL Healthcare Properties, Inc. of our report dated March 12, 2024 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
March 12, 2024